Exhibit 21


                              List of Subsidiaries
                              --------------------

                                                                Jurisdiction of
Name                                                             Organization
----                                                             ------------

Pacific Coast Technologies, Inc.                                  Washington

Ceramic Devices, Inc.                                             Washington

Northwest Technical Industries, Inc.                              Washington

Balo Precision Parts, Inc.                                        Washington

Electronic Specialty Corporation                                  Washington

Cashmere Manufacturing Co., Inc.                                  Washington

Aeromet America, Inc.                                             Washington
(previously known as Morel Industries, Inc.)

Seismic Safety Products, Inc.                                     Washington

PA&E International, Inc.                                          Washington

    Subsidiary: Pacific A&E Limited                               United Kingdom

         Subsidiary: Pacific Aerospace                            United Kingdom
                     & Electronics (UK) Limited

              Subsidiary: Aeromet                                 United Kingdom
                          International plc